SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported):  June 13, 2012

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

MTR Gaming Group, Inc. (the “Company” and/or the “Registrant”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2012. The following is a summary of the matters voted upon at the Annual Meeting and the votes cast on each matter.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board of Directors of the Company (the “Board”). The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven M. Billick	16,919,212	1,560,795	7,087,916
Robert A. Blatt	17,278,432	1,201,575	7,087,916
James V. Stanton	16,860,880	1,619,127	7,087,916
Richard Delatore	17,279,722	1,200,285	7,087,916
Raymond K. Lee	16,921,323	1,558,684	7,087,916
Roger P. Wagner	17,339,314	1,140,693	7,087,916
Jeffrey J. Dahl	17,340,387	1,139,620	7,087,916

Proposal 2: Ratification of the Selection of Ernst & Young LLP

The stockholders ratified the Board’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number and type of votes cast with respect to the proposal were as follows:

For	Against	Abstain
25,367,918	165,663	34,342

Proposal 3: Advisory Vote on Executive Compensation

The stockholders approved on an advisory, non-binding basis the compensation paid to our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2012 Proxy Statement, including the Compensation Discussion and Analysis compensation tables and narrative discussion contained therein. The number and type of votes cast with respect to proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
18,161,411	201,892	116,704	7,087,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial
Officer
Date:	June 14, 2012